EXHIBIT 99.1

For more information:	Pat Hammond, media, (713) 497-7723 Stephanie Slavin, investors, (713) 497-6983

For immediate release:	August 27, 2004

Lenders Plan Foreclosure of Liberty Power Plant

Houston - Reliant Energy, Inc. has been notified that the lenders to its non-recourse, project-financing subsidiary, Liberty Electric PA, LLC, have initiated foreclosure proceedings with respect to its Liberty power plant, a 530-megawatt, natural gas-fired facility located in Pennsylvania.

Reliant Energy acquired the Liberty plant in February 2002 as part of its purchase of Orion Power Holdings, Inc. The facility began operations in May 2002, with the output committed through 2016 to a subsidiary of PG&E Corporation. In July 2003, this counterparty filed for bankruptcy and a subsequent bankruptcy court order terminated the off-take agreement. The Liberty project has been in default under its $262 million project financing agreement. Reliant Energy previously stated it would not make additional capital contributions to the project and that it has discussed a foreclosure or transfer of ownership to the lenders.

“The foreclosure proceedings will have no effect on any other agreement of Reliant Energy or its affiliates,” said Mark Jacobs, executive vice president and chief financial officer. “We expect these proceedings to result in the transfer of ownership of the Liberty power plant to the lenders in the near future.”

Upon completion of the foreclosure proceedings, Reliant will write-off the net book value of $75 million as well as any goodwill allocable to the Liberty facility.

Reliant Energy, Inc., based in Houston, Texas, provides electricity and energy services to retail and wholesale customers in the U.S. The company provides a complete suite of energy products and services to more than 1.8 million electricity customers in Texas ranging from residences and small businesses to large commercial, industrial and institutional customers. Reliant also serves commercial and industrial clients in the PJM (Pennsylvania, New Jersey, Maryland) Interconnection. The company has approximately 19,000 megawatts of power generation capacity in operation, under construction or under contract. For more information, visit our Website at www.reliant.com/corporate.

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